UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2024

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5150818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT 84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	702-550-0122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEI	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of preparing its fiscal year 2024 financial statements and reviewing comments from the Securities and Exchange Commission (the “Commission”) in relation to its Annual Report on Form 10-K for the year ended December 31, 2023, the Company identified errors in the financial statements of its unaudited financial statements for the periods ended June 30, 2024, and September 30, 2024 (the “Affected Periods”) as contained in the Company’s Periodic Report on Form 10-Q as filed with the Commission on November 13, 2024. The errors pertain to overstatements in general and administrative expenses and additional paid in capital amounting to approximately $576,160 for each of the six months ended June 30, 2023 and the nine months ended September 30, 2023, resulting from the Company using the stock price from its most recent offering rather than the market price. The impact of this error is limited to the Company’s results of operation, loss per share, and the error did not impact the Company’s revenue, or net equity. The error has not resulted in any change to the Company’s business plan or operations and does not impact any regulatory requirements or management compensation.

On December 9, 2024, the Audit Committee of the Company determined to amend and restate the Company’s Quarterly Report on 10-Q for the Affected Periods.

The Company’s Audit Committee and the Company’s Chief Financial Officer, Rowland W. Day II, have discussed the foregoing matter with the Company’s independent accountant, M&K CPAs, PLLC. The Company is filing an amended and restated Periodic Report on Form 10-Q for the nine months ended September 30, 2024 on or around the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE META INC.

Date: December 13, 2024	By:	/s/ Rowland Day
Rowland Day
President